                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Wiser Oil Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                               Wiser Oil Company
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                       [LOGO OF WISER OIL APPEARS HERE]


THE WISER OIL COMPANY
8115 Preston Road, Suite 400
Dallas, Texas 75225



April 7, 1998


Dear Stockholder:

     Your Board of Directors joins me in extending an invitation to attend the 1998 Annual Meeting of Stockholders which will be held on Monday, May 18, 1998 at 4:00 p.m., at the Park City Club, 5956 Sherry Lane, 17th Floor, Dallas, Texas 75225. The meeting will start promptly at 4:00 p.m.

     We sincerely hope you will be able to attend and participate in the meeting. We will report on the Company's progress and respond to questions you may have about the Company's business. There will also be important items which are required to be acted upon by stockholders.

     Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting, and, therefore, we urge you to complete, sign, date and return the enclosed proxy card in the envelope provided for this purpose.

                                   Sincerely yours,



                                   ANDREW J. SHOUP, JR.
                                       President and
                                   Chief Executive Officer

                             THE WISER OIL COMPANY
                                 DALLAS, TEXAS

               NOTICE OF ANNUAL MEETING TO BE HELD MAY 18, 1998


To Our Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of The Wiser Oil Company (the "Company") will be held at the Park City Club, 5956 Sherry Lane, 17th Floor, Dallas, Texas, on May 18, 1998, at 4:00 p.m., Central Daylight Savings Time, for the purpose of considering and acting upon the following:

     (1) Election of Directors: The election of two Directors each to serve for a three-year term expiring in 2001; and

     (2) Other business: Such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 27, 1998,
will be entitled to notice of, and to vote at, the Annual Meeting.   A complete
list of such stockholders will be available for examination at the offices of the Company in Dallas, Texas during normal business hours for a period of 10 days prior to the meeting.

     The Annual Report to Stockholders for the year ended December 31, 1997, in which financial statements of the Company are included, was mailed with this Proxy Statement to each stockholder of record at the close of business on March 27, 1998. The Annual Report does not form any part of the material for solicitation of proxies.

     YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person.


                      By Order of the Board of Directors,



                               Lawrence J. Finn
                               Assistant Secretary



Dallas, Texas
April 7, 1998

                             THE WISER OIL COMPANY
                         8115 PRESTON ROAD, SUITE 400
                             DALLAS, TEXAS  75225

                               PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 18, 1998

                              GENERAL INFORMATION


     The accompanying proxy is solicited by the Board of Directors (the "Board of Directors") of The Wiser Oil Company (the "Company") in connection with its Annual Meeting of Stockholders (the "Annual Meeting") to be held on Monday, May 18, 1998, and any adjournment thereof. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to stockholders is April 7, 1998.

     If the accompanying proxy is duly executed and returned, the shares of Common Stock of the Company represented thereby will be voted in accordance with the Board of Directors' recommendations herein set forth and, where a specification is made by the stockholder as provided therein, will be voted in accordance with such specification. A proxy may be revoked by the person executing it at any time before it has been exercised, but the revocation of the proxy will not be effective until notice thereof has been given to Lawrence J. Finn, Assistant Secretary of the Company. If a stockholder attends the Annual Meeting, the stockholder may revoke the proxy and vote in person.

     As of March 27, 1998, 8,951,965 shares of Common Stock of the Company were outstanding. Such Common Stock constitutes the only class of voting securities of the Company. Only stockholders of record as of the close of business on March 27, 1998, are entitled to receive notice of, and to vote at, the Annual Meeting. Such holders are entitled to one vote for each share so held.

     Holders of Common Stock of the Company do not have cumulative voting rights with respect to the election of Directors.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of eight Directors, of which two are to be elected at the Annual Meeting to serve for three-year terms. The Board of Directors has nominated Jon L. Mosle, Jr. and A.W. Schenck, III for election to the Board to serve until the Annual Meeting in 2001, and until their successors are duly elected and qualified. Each is a current member of the Board whose term ends at the meeting.

     Unless authority to do so is withheld, it is intended that the proxies solicited by the Board of Directors will be voted for the nominees named. If any of the nominees become unable to serve or for good cause will not serve, the persons named as proxies in the accompanying proxy intend to vote for such substitute nominees as the Board may propose, unless the Board adopts a resolution reducing the number of Directors.

     Set forth below is certain information as of March 1, 1998, concerning the two nominees for election at the Annual Meeting and the six Directors of the Company whose terms will continue after the meeting, including information with respect to the principal occupation or employment of each nominee or Director during the past five years. Except as otherwise shown, each of the nominees and Directors has held the positions shown for at least the past five years.

    NOMINEES FOR ELECTION AS DIRECTORS FOR THREE-YEAR TERM EXPIRING IN 2001

                                       DIRECTOR             PRINCIPAL OCCUPATION
              NAME                      SINCE      AGE      AND OTHER DIRECTORSHIPS
              ----                      -----      ---      -----------------------

Jon L. Mosle, Jr.                       1994       68       Independent consultant, investor since 1992; Director of Private
                                                            Capital of Ameritrust Texas, N.A., a trust company, 1984 - 1992;
                                                            currently serves as Director of Southwest Securities Group,
                                                            Inc., a holding company, Westwood Trust, a trust company, Aquila
                                                            Gas Pipeline Corporation, a gas transmission company, and First
                                                            National Bank of Park Cities, a national banking association.

A. W. Schenck, III                      1986       54       Chairman and Chief Executive Officer of Fleet Mortgage Group, a
                                                            mortgage company, since December 1997. Held various executive positions with Great Western Financial Corp., a thrift savings company, July 1995-August 1997, and various executive positions with PNC Bank Corp., a national banking association, 1989-July
                                                            1995.
                      DIRECTORS WHOSE TERMS EXPIRE IN 2000

                                       DIRECTOR             PRINCIPAL OCCUPATION
              NAME                      SINCE      AGE      AND OTHER DIRECTORSHIPS
              ----                      -----      ---      -----------------------

Howard G. Hamilton                      1974       65       Owner and operator of Palm Pavilion, a recreational facility in
                                                            Clearwater, Florida.

C. Frayer Kimball, III                  1972       63       Owner and Vice President of Petroleum Engineers, Inc., Lafayette,
                                                            Louisiana, a consulting engineering firm; Owner and Vice President of
                                                            Triumph Energy, Inc., a producer of oil and gas.

                      DIRECTORS WHOSE TERMS EXPIRE IN 1999

                                       DIRECTOR             PRINCIPAL OCCUPATION
              NAME                      SINCE      AGE      AND OTHER DIRECTORSHIPS
              ----                      -----      ---      -----------------------
John W. Cushing, III                    1986       64       President of Petroleum Services, Inc., a geologic consulting firm;
                                                            President of Hydrocarbon Well Logging, Inc., a well service and engineering company, Parkersburg, West Virginia.

Lorne H. Larson                         1995       62       President and Chief Executive Officer of ProGas Limited, a Calgary,
                                                            Alberta, Canada-based company involved in natural gas marketing, since
                                                            January 1986; Director of Rigel Energy Corporation, an oil and gas
                                                            exporation and production compoany, since April 1993 and Director of The

                                                            General Accident Assurance Company of Canada, a property and casualty company, since April 1994. As an officer of ProGas Limited, Mr. Larson has extensive experience in the Canadian oil and gas industry, which represents an important focus area for the Company.

P. D. Neuenschwander                    1964       72       Independent oil and gas consultant in Wyoming.

Andrew J. Shoup, Jr.                    1991       62       President and Director of the Company since July 1, 1991; Consultant to
                                                            Pacific Enterprises Oil Company (USA), an oil and gas exploration and production company, September 1990-June 1991; President and Chief
                                                            Operating Officer of Pacific Enterprises Oil Company (USA), January
                                                            1989-September 1990; Chairman and Chief Executive Officer of Sabine
                                                            Corporation, an oil and gas exploration and production company, June
                                                            1986-January 1989.

REQUIRED AFFIRMATIVE VOTE AND VOTING PROCEDURES

     The holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy, are necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. In accordance with the Company's bylaws and Delaware law, the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at the Annual Meeting, up to the number of Directors to
be elected, will be elected as Directors of the Company.   Any abstentions or
broker non-votes will have no effect on the election of Directors. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR.

BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a Nominating Committee. The Audit Committee consists of Messrs. Larson, Cushing, and Mosle. The Audit Committee reviews the reports and recommendations of the Company's independent auditors as well as the scope of their review and their compensation, and also meets with representatives of management as appropriate. During 1997, the Audit Committee held two meetings. The Compensation Committee consists of Messrs. Mosle, Kimball, Hamilton and Schenck. The Compensation Committee reviews and recommends to the Board of Directors the remuneration of the executive officers of the Company and administers the Company's 1991 Stock Incentive Plan, 1991 Non-Employee Directors' Stock Option Plan and Equity Compensation Plan for Non-Employee Directors. See "Report of Compensation Committee" contained herein. During 1997, the Compensation Committee held two meetings.

     The Board of Directors held seven meetings in 1997. Four of the eight Directors, Messrs. Shoup, Kimball, Mosle, and Larson, attended all meetings of the Board and Committees of which they are members during the period they served on such. None of the Directors attended less than 75% of such meetings.

                              EXECUTIVE OFFICERS

     The following is a list of the names and ages of all the executive officers of the Company, indicating all positions and offices with the Company held by each such person and each such person's principal occupation or employment during the past five years. None of the persons listed has served or is serving as an officer as a result of any arrangement or understanding between him and any other person pursuant to which he was selected as an officer. The executive officers of the Company are elected each year by the Board of Directors at its first meeting following the Annual Meeting of Stockholders to serve during the ensuing year and until their respective successors are elected and qualified.

                                    POSITIONS AND OFFICES HELD AND PRINCIPAL
     NAME                AGE    OCCUPATION OR EMPLOYMENT DURING PAST FIVE YEARS
     ----                ---    -----------------------------------------------

Andrew J. Shoup, Jr.     62     President and Director of the Company since July
                                1, 1991; Consultant to Pacific Enterprises Oil
                                Company (USA), an oil and gas exploration and production company, September 1990-June 1991;
                                President and Chief Operating Officer of Pacific
                                Enterprises Oil Company (USA), January 1989-
                                September 1990; Chairman and Chief Executive
                                Officer of Sabine Corporation, an oil and gas exploration and production company, June 1986-
                                January 1989.

A. Wayne Ritter          57     Vice President, Acquisitions and Production of
                                the Company since August 16, 1993; Vice
                                President in Charge of Acquisitions of the Company, September 1991 - August 1993; Manager of Production - Fort Worth Division of Snyder
                                Oil Corporation, an oil and gas exploration and production company, September 1990 - September
                                1991; Manager of Business Development, Marsh
                                Operating Company, an oil and gas exploration and production company, prior thereto.

Kent E. Johnson          60     Vice President of Exploration of the Company
                                since September 27, 1996; Regional Director of
                                Gulf Coast Exploration of Enserch Exploration, an oil and gas exploration and production company, June 1995 - August 1996; Vice
                                President, Exploration Development of DALEN
                                Resources, an oil and gas exploration and production company, March 1994 -June 1995; Vice
                                President, Exploration/Land of PG&E Resources, an oil and gas exploration and production company, May 1989 - March 1994.

Lawrence J. Finn         53     Vice President, Finance and Chief Financial
                                Officer of the Company since November 1, 1993;
                                President of CWF Energy, Inc., August 1990 -
                                October 1993; Vice President, Finance and Chief
                                Financial Officer of Verado Energy, Inc., March
                                1988 - August 1990.

Allan J. Simus           63     President of The Wiser Oil Company of Canada
                                since August 1, 1994; President and General
                                Manager of LL&E Canada, Ltd., 1988 - July 1994;
                                President of Del Norte Resources Ltd., 1987-
                                1988; Executive Vice President and Director of
                                Onyx Petroleum Exploration Company Ltd., 1983 -
                                1986; General Manager of Sabine Canada Ltd.,
                                1974 - 1982.

                           SECTION 16(a) COMPLIANCE
                        BENEFICIAL OWNERSHIP REPORTING

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. In 1997, one statement of changes in beneficial ownership was filed late by Howard G. Hamilton, a Director of the Company, relating to one transaction. In making this disclosure, the Company has relied solely on written representations of its Directors and executive officers and copies of the reports that they have filed with the Commission.

                            EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid by the Company in 1995, 1996 and 1997 to its President and Chief Executive Officer and each other executive officer of the Company whose aggregate salary and bonus exceeded $100,000 in 1997 (the "Named Executive Officers").

                                    SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION          LONG TERM COMPENSATION
                                      --------------------         ----------------------
                                                                           AWARDS
                                                                   ----------------------
        NAME AND PRINCIPAL                                          NUMBER OF SECURITIES       ALL OTHER
            POSITION            YEAR     SALARY($)      BONUS ($)   UNDERLYING OPTIONS(#)   COMPENSATION ($)
       --------------------     ----     ------------------------  ----------------------   ----------------

       Andrew J. Shoup, Jr.     1997     $285,000       $ 15,000             40,000             $ 5,502(1)
        President and Chief     1996      265,000        106,000            205,000               8,652
        Executive Officer       1995      265,000         49,000                  0               8,589


       A. Wayne Ritter          1997      175,000         10,000             30,000               5,250(1)
        Vice President,         1996      163,000         48,900            155,000               5,303
        Acquisitions and        1995      155,000         29,000                  0               5,046
        Production

       Kent E. Johnson(2)       1997      160,000         10,000              7,500               5,347(1)
        Vice President of       1996       38,693         12,000            100,000                  75
        Exploration

       Lawrence J. Finn         1997      152,000         10,000             20,000               4,529(1)
        Vice President,
         Finance                1996      142,000         35,500             60,000               4,361
        and Chief Financial
         Officer                1995      135,000         25,000                  0               4,338

       Allan J. Simus(3)        1997      160,000         10,000             30,000              12,773(4)
        President of            1996      145,000         43,500             90,000              12,669
        The Wiser Oil Company   1995      135,000         25,000                  0              12,489
        of Canada

-----------------------------

(1) Consists of (a) matching contributions by the Company in 1997 to the accounts of Mr. Shoup $4,800, Mr. Ritter $4,800, Mr. Johnson $4,750 and Mr. Finn $4,241 under the Company's Savings Plan and (b) the dollar value of life insurance premiums paid by the Company in 1997 for the benefit of Mr. Shoup $702, Mr. Ritter $450, Mr. Johnson $597 and Mr. Finn $288.

(2)  Mr. Johnson joined the Company on September 27, 1996.

(3) Mr. Simus is not directly employed by the Company. All amounts reported as salary were earned by him as President of The Wiser Oil Company of Canada, the subsidiary through which the Company conducts its Canadian operations. All amounts are in U.S. dollars using a .75 (Canadian to U.S.) conversion rate.

(4) Consists of (a) $8,915 representing The Wiser Oil Company of Canada's contribution to the Defined Contribution Pension Plan and (b) $3,858 representing the dollar value of life insurance premiums paid by The Wiser Oil Company of Canada in 1997 on two life insurance policies for his benefit.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

          The following table contains information concerning the grant by the Company of stock options to the Named Executive Officers in 1997.

                                            INDIVIDUAL GRANTS (1)
                        ------------------------------------------------------------

                                    % OF TOTAL
                         NUMBER OF    OPTIONS                                GRANT
                        SECURITIES  GRANTED TO                                DATE
                        UNDERLYING   EMPLOYEES    EXERCISE OR               PRESENT
                          OPTIONS    IN FISCAL    BASE PRICE    EXPIRATION  VALUE ($)
NAME                      GRANTED      YEAR         ($/SH)        DATE        (2)
                         ---------   --------     ---------     --------    ------
Andrew J. Shoup, Jr.       40,000      29.1%       $19.6875     2/23/2007  $384,800

A. Wayne Ritter            30,000      21.8%        19.6875     2/23/2007   288,600

Kent E. Johnson             7,500       5.5%        19.6875     2/23/2007    72,150

Lawrence J. Finn           20,000      14.5%        19.6875     2/23/2007   192,400

Allan J. Simus             30,000      21.8%        19.6875     2/23/2007   288,600

------------------

(1) All options granted to the Named Executive Officers during 1997 were granted under the Company's 1991 Stock Incentive Plan. Options granted on February 24, 1997 become exercisable in cumulative annual increments of twenty five percent commencing on the first anniversary of the grant. All options have ten-year terms and were granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

(2) These amounts represent the value of the grants based upon the Black-Scholes option pricing model. The valuation assumes exercise of the options at the end of the ten-year option term and the following data:

                                                    Grant Date
                                                      2/24/97
                                                   ------------
     Risk free interest rate                          6.59%
     Dividend yield                                   0.61%
     Volatility (three year weekly close)            24.44%

     The following table provides information, with respect to each Named Executive Officer, concerning unexercised options held as of the end of the fiscal year ended December 31, 1997. No Named Executive Officer exercised any options during 1997.

                               FISCAL YEAR-END OPTION VALUES

                                     NUMBER OF SECURITIES                             VALUE OF UNEXERCISED
                                    UNDERLYING UNEXERCISED                                IN-THE-MONEY
                                   OPTIONS AT FY-END (#)(1)                         OPTIONS AT FY-END ($)(2)
NAME                          EXERCISABLE            UNEXERCISABLE              EXERCISABLE         UNEXERCISABLE
----                          -----------            -------------              -----------         -------------
Andrew J. Shoup, Jr.            263,750                  76,250                   $17,969               $53,906

A. Wayne Ritter                 183,125                  46,875                     9,609                26,953

Kent E. Johnson                 100,000                   7,500                         0                     0

Lawrence J. Finn                 83,000                  37,000                     7,188                21,563

Allan J. Simus                   88,500                  41,500                     7,188                21,563

--------------------

(1) Represents the number of shares of the Company's Common Stock underlying the options held by the Named Executive Officer.

(2) The closing price for the Company's Common Stock as reported by the New York Stock Exchange on December 31, 1997 was $14.125. Value is calculated on the basis of the difference between $14.125 and the option exercise price of an "in-the-money" option multiplied by the number of shares of Common Stock underlying the option.

PENSION BENEFITS

     Each Named Executive Officer, other than Mr. Simus, is covered by the Company's Retirement Income Plan (the "Qualified Plan"), a non-contributory defined benefit pension plan under which retirement benefits are provided to substantially all non-union employees of the Company. The Qualified Plan provides a monthly benefit upon retirement equal to 2 percent of the employee's average monthly earnings (computed generally on the basis of the participant's average monthly earnings for the 60 highest paid consecutive months during the 120 consecutive months immediately preceding the employee's retirement date) for each year of credited service up to 25 years, plus 1 percent of the employee's average monthly earnings (as so computed) for each year of credited service in excess of 25 years. Offset against such amount is an amount equal to 0.5 percent of the lesser of the participant's final average earnings per month or 1/12th of covered compensation (as such terms are used in the calculation of social security benefits) multiplied by years of credited service to a maximum of 35 years. If it would result in a greater payment of monthly benefits than the above calculation, an employee who was a participant in the qualified plan as of December 31, 1992 would receive his monthly retirement income as calculated under the terms of the qualified plan as it existed on such date, using average monthly earnings and credited service as of such date. Pension benefits are calculated on the basis of basic monthly compensation, excluding bonuses and all other forms of special or extra compensation. The Qualified Plan provides for normal retirement at 62 years of age but allows for early retirement beginning at age 55, in which case the extent to which benefits are reduced is based on when the participant elects to receive benefits commencing on or after age 55 and prior to age 62. No reduction is made in the benefit if it commences on or after the attainment of age 62.

     Certain executives of the Company also participate in the Company's Retirement Restoration Plan. The Retirement Restoration Plan is a nonqualified deferred compensation plan. The participants in the plan are the Chief Executive Officer and any other employee of the Company (i) who is a participant in the Qualified Plan, (ii) whose annual salary is at least $150,000, and (iii) who has been designated by the Chief Executive Officer to participate in the plan. For 1997, Mr. Shoup and Mr. Ritter were the only Named Executive Officers who were participants in the Retirement Restoration Plan.

     In order to comply with the qualification requirements of the Internal Revenue Code of 1986, the maximum annual retirement benefit that may be accrued and that the Company can fund, and the maximum compensation that may be used in determining future benefit accruals, under the Qualified Plan are subject to certain limitations. The Retirement Restoration Plan provides for the payment of benefits equal to the amount by which (i) the value of the benefits that would have been payable to a participant under the Qualified Plan if such benefits were not limited by such maximum compensation and maximum benefit limitations exceeds (ii) the value of the benefits actually payable under the Qualified Plan.

     Benefits under the Retirement Restoration Plan normally are paid concurrently with the payment of benefits under the Qualified Plan. However, if a participant's employment terminates (other than by reason of death, retirement or disability) within two years following a Change of Control (as defined in the Retirement Restoration Plan), the value of such participant's Retirement Restoration Plan benefits will be distributed to such participant in a single lump sum within 60 days following such termination of employment. Retirement Restoration Plan benefits are payable from the general assets of the Company.

     The following table presents estimated combined annual retirement benefits payable under the Qualified Plan and the Retirement Restoration Plan upon retirement at age 65 for the average annual compensation and for the years of credited service indicated and assumes no election of any available survivor option. The estimated benefits shown are in addition to Social Security benefits. The full years of credited service as of December 31, 1997 for the Named Executive Officers were as follows: Mr. Shoup, 6 years; Mr. Ritter, 6 years; Mr. Johnson, 1 year; and Mr. Finn, 4 years. Messrs. Finn and Johnson are not currently participants in the Retirement Restoration Plan. The amounts reported in the salary column of the Summary Compensation Table included under "Executive Compensation" above are the approximate amounts of compensation taken into account for the purposes of the Qualified Plan and the Retirement Restoration Plan for the years indicated.

            ANNUAL RETIREMENT BENEFITS FOR YEARS OF CREDITED SERVICE

COMPENSATION    10 YEARS  15 YEARS  20 YEARS  25 YEARS  30 YEARS  35 YEARS
------------    --------  --------  --------  --------  --------  --------

  $125,000       $23,535  $ 35,302  $ 47,070  $ 58,837  $ 64,354  $ 69,872
   150,000        28,535    42,802    57,070    71,337    78,104    84,872
   175,000        33,535    50,302    67,070    83,837    91,854    99,872
   200,000        38,535    57,802    77,070    96,337   105,604   114,872
   225,000        43,535    65,302    87,070   108,837   119,354   129,872
   250,000        48,535    72,802    97,070   121,337   133,104   144,872
   275,000        53,535    80,302   107,070   133,837   146,854   159,872
   300,000        58,535    87,802   117,070   146,337   160,604   174,872
   325,000        63,535    95,302   127,070   158,837   174,354   189,872
   350,000        68,535   102,802   123,070   171,337   188,104   204,872

     Employees of The Wiser Oil Company of Canada do not participate in the Qualified Plan or the Retirement Restoration Plan and, therefore, Mr. Simus is not a participant in such plans. The Wiser Oil Company of Canada does not maintain a defined benefit pension plan.

DIRECTORS' COMPENSATION

     Directors who are not employees of the Company receive an Annual Retainer of $12,000, which is payable in quarterly installments of $3,000 each, with the first payment being made in May of each year, and $1,000 for each meeting of the Board of Directors or any Committee of the Board attended. Each Chairman of a
Committee of the Board receives an additional annual fee of $1,000.   Directors
who are employees of the Company or a subsidiary do not receive a retainer or fee for serving on the Board or Committees, for attending meetings of the Board or Committees or for serving as Chairman of a Committee.

     In 1996, the Company adopted The Wiser Oil Company Equity Compensation Plan for Non-Employee Directors (the "Equity Plan"), which allows non-employee Directors to make irrevocable elections prior to the beginning of each plan year to receive their Annual Retainers (i) all in cash, (ii) all in Phantom Shares or
(iii) 50% in cash and 50% in Phantom Shares, and to defer payment of taxes on the equity portion to a subsequent date. A "Phantom Share" is an unsecured, unfunded and nontransferable right to receive from the Company one share of Common Stock, which right will automatically be exercised upon the earlier to occur of (i) the termination of the holder's service as a Director for any reason or (ii) a "Change in Control" of the Company, as defined in the Equity Plan. Non-employee Directors have no right to convert Phantom Shares into Common Stock prior to such time. The number of Phantom Shares that may be acquired by a non-employee Director on any Annual Retainer payment date is determined by dividing the amount of the Annual Retainer, or portion thereof, that the Director has elected to receive in Phantom Shares by the fair market value of a share of Common Stock on the payment date of the Annual Retainer, rounded downward to the nearest whole number. Phantom Shares are fully vested upon issuance. Holders of Phantom Shares receive payments of cash or other property equivalent to dividends paid on outstanding shares of Common Stock, but have no voting or other rights of stockholders with respect to the Phantom Shares. A maximum of 25,000 shares of Common Stock may be issued upon the conversion of Phantom Shares under the Equity Plan. For 1997, Mr. Mosle and Mr. Larson each elected to receive all of his $12,000 Annual Retainer in Phantom Shares and were each credited with 621 Phantom Shares under the Equity Plan. For 1997, Mr. Schenck elected to receive his $12,000 Annual Retainer payable 50% in cash and 50% in Phantom Shares, and was credited with 215 Phantom Shares under the Equity Plan.

     The 1991 Non-Employee Directors' Stock Option Plan as amended, (the "Directors' Plan") is intended to enhance the mutuality of interests between the Directors and stockholders of the Company and to assist the Company in attracting and retaining able Directors. Under the Directors' Plan, on the first business day following each Annual Meeting of Stockholders, each Director who is not an employee of the Company or a subsidiary is granted a nonstatutory stock option to purchase 1,500 shares of Common Stock at an option price equal to the fair market value of the Common Stock on the date the option is granted. The Directors' Plan also provides for the grant of an option to purchase 5,000 shares of Common Stock to each newly elected non-employee Director upon such person's initial election to the Board. In February 1997, the Directors' Plan was amended to provide for, in addition to the annual and initial option grants described above, a one-time grant on the date of the 1997 Annual Meeting of Stockholders to each non-employee Director serving on that date of an option to purchase, at an exercise price equal to the fair market value of the Common Stock on the date of grant, a number of shares of Common Stock equal to 5,000 less the number of shares covered by all options previously granted to such Directors under the Directors' Plan. All options granted under the Directors' Plan become exercisable six months from the date of grant and expire ten years from the date of grant. The Directors' Plan provides that, upon termination of service as a Director for any reason other than removal for cause, all outstanding options previously granted to the non-employee Director under the Directors' Plan will become immediately exercisable in full and will remain exercisable until the earlier to occur of the original expiration date of the option or three years from the date of termination of service, provided that if a Director voluntarily retires or resigns the post-termination of service exercise period may not exceed the duration of such Director's period of service as a Director of the Company. The Directors' Plan also provides that, upon a removal of a Director for cause, all unvested options will immediately terminate and all unexpired vested options will be exercisable for a period of 90 days after removal. The total number of shares which may be issued under the Directors' Plan is limited to 65,000 shares of Common Stock. In 1997, the following option grants were made under the Directors' Plan: (a) on May 19, 1997, the one-time option grants described above were made to the following non-employee Directors at an exercise price of $16.125 per share: Mr. Mosle - 3,500 shares; Mr. Schenck - 1,250 shares; Mr. Hamilton - 1,250 shares; Mr. Kimball - 1,250 shares; Mr Cushing - 1,250 shares; Mr. Larson - 4,250 shares; and Mr. Neuenschwander - 1,250 shares; and (b) on May 20, 1997, an annual option grant was made to each non-employee Director for 1,500 shares of Common Stock at an exercise price of $16.50 per share.

EMPLOYMENT AGREEMENTS

     On July 1, 1991, the Company entered into an employment agreement with Andrew J. Shoup, Jr. The employment agreement, as amended effective April 1, 1997, provides that Mr. Shoup will serve as President and Chief Executive Officer of the Company through the close of business on March 31, 2000, unless extended by agreement of the parties for an annual salary of not less than $200,000 per year. In addition to such annual salary, which may be increased from time to time by the Board of Directors, Mr. Shoup is entitled to be paid "additional incentive compensation" in such an amount, and based on the accomplishment of such performance objectives established by the Company, as may be determined by the Compensation Committee for each year. Upon execution of the employment agreement, Mr. Shoup was awarded 5,000 restricted shares of Common Stock and nonstatutory options to purchase 10,000 shares of Common Stock, vesting over a four-year period beginning June 30, 1994, under the Company's 1991 Stock Incentive Plan. The agreement also provides that Mr. Shoup will be covered by such other employee benefit plans as are applicable to executive employees of the Company.

     A. Wayne Ritter entered into an employment agreement with the Company effective January 24, 1994. The employment agreement, which was amended effective April 1, 1997, provides that Mr. Ritter will serve as Vice President, Acquisitions and Production of the Company through the close of business on March 31, 2000, unless such term is extended by agreement of the parties for an annual salary not less than his salary in effect on April 1, 1997. The agreement also provides that Mr. Ritter will be covered by such employee benefit plans as are applicable to executive employees of the Company.

     Kent E. Johnson entered into an employment agreement with the Company effective September 30, 1996. The employment agreement, which was amended effective April 1, 1997, provides that Mr. Johnson will serve as Vice President of Exploration of the Company through the close of business on March 31, 2000, unless such term is extended by agreement of the parties for an annual salary not less than his salary level in effect on April 1, 1997. The agreement also provides that Mr. Johnson will be covered by such employee benefit plans as are applicable to executive employees of the Company.

     Lawrence J. Finn entered into an employment agreement with the Company effective November 1, 1993. The employment agreement, which was amended effective April 1, 1997, provides that Mr. Finn will serve as Vice President, Finance and Chief Financial Officer of the Company through the close of business on March 31, 2000, unless such term is extended by agreement of the parties, for an annual salary not less than his salary level in effect on April 1, 1997. The agreement also provides that Mr. Finn will be covered by such employee benefit plans as are applicable to executive employees of the Company.

       Allan J. Simus entered into an employment agreement with The Wiser Oil Company of Canada effective August 1, 1994. The employment agreement, which was amended effective April 1, 1997, provides that Mr. Simus will serve as President of The Wiser Oil Company of Canada through the close of business on March 31, 2000, unless such term is extended by agreement of the parties for an annual salary not less than his salary level in effect on April 1, 1997. Mr. Simus participates in the Registered Retirement Savings Plan of The Wiser Oil Company of Canada, which is comparable to the Company's Savings Plan. Mr. Simus also participates in The Wiser Oil Company of Canada Defined Contribution Pension Plan.

     The employment agreements described above provide that the employment of the Named Executive Officer can be terminated by the Company only for illness, disability or death, or for cause. Under the employment agreements if the employment of the employee is terminated by the Company or the employee for any reason other than illness, disability or death within 12 months following a "Change in Control" of the Company, the employee will be paid an amount equal to three times the employee's base salary in effect at the time of his termination, the value of one year's worth of benefits provided to him as an employee during the one year preceding his termination, and a "Gross-Up Payment" for purposes of making the employee whole in the event an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (including penalties or interest thereon), is imposed with respect to any payment or distribution made by the Company to or for the benefit of the employee under the employment agreement or otherwise. A "Change in Control" generally means the occurrence of any of the following events: (i) an acquisition by any person of 25% of the voting power of the Company's Common Stock, (ii) a tender offer to buy at least 50% of the voting stock of the Company or the purchase of any such shares pursuant to a tender offer, (iii) an agreement or plan is approved by stockholders providing for the Company to be merged, consolidated or otherwise combined with another company wherein the former stockholders of the Company will own less than a majority of the voting power of the surviving corporation, (iv) the approval by stockholders of a liquidation of all or substantially all the assets of the Company or a distribution to stockholders of 30% in value of the Company's assets or (v) if at any time less than 60% of the members of the Board of Directors of the Company are individuals who either were Directors on the effective date of the employment agreement or individuals whose election or nomination for election was approved by a vote of at least two-thirds of the Directors still in office who were Directors on the effective date of such agreement or who were so approved. The employment agreement with Mr. Simus contains similar provisions relating to a Change in Control of the Company or The Wiser Oil Company of Canada.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Compensation for the executive officers of the Company is administered by the Compensation Committee of the Board of Directors, which consisted of four independent directors during 1997. Mr. Mosle is Chairman of the Committee. The Committee oversees all compensation arrangements involving the executive officers.

     The following is the Compensation Committee's report on 1997 executive compensation practices for the executive officers of the Company. The following report of the Compensation Committee and the information that follows the report relating to the Stock Performance Graph below shall not be deemed to be "soliciting material" or to be "filed" with the Commission's proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION POLICIES

     The Company's executive compensation package consists of a base salary, annual incentive bonuses, and stock options.

     The Company is committed to providing competitive annual cash compensation to its management. Base salaries are positioned near the median of competitive practices to enhance retention and attraction of skilled and talented management.

     Annual incentive bonuses as a percent of salary are paid based upon an evaluation of performance using criteria set at the beginning of each year. Objectives for the bonus plan provide incentives focusing management on achievement of shorter-term goals that serve as milestones for the ultimate attainment of the Company's strategic goals, providing appropriate rewards for accomplishment of such goals, and reinforcing a pay-for-performance philosophy by linking a portion of management pay to well-defined annual performance objectives that are consistent with the Company's strategic plans and value creation imperatives.

     A long-term equity incentive award is provided to management in the form of stock options or restricted stock. The value of the grants is linked to the achievement of sustained value creation and consistent operating efficiencies. An important objective of the long-term equity incentive is to provide management with opportunities to acquire and retain Company stock. The Company encourages stock ownership to ensure that top management's interests are closely aligned with the interests of existing stockholders.

RELATIONSHIP OF COMPENSATION TO PERFORMANCE UNDER COMPENSATION PLANS

     The Company is focused on a growth strategy concentrating on risk-managed exploration, strategic acquisitions of proved reserves, and aggressive utilization of its assets. The Company's executive pay strategy is designed to support this business direction through competitive base salaries, annual incentive bonuses, and stock option awards with comparable incremental vesting requirements, thereby creating a substantial focus on value creation for stockholders.

     The Company's base salary objective is to position all members of management near their target midpoints over time. Target midpoints are positioned to approximate the median of competitive practices. In February 1997, the Committee reviewed and approved base salary increases for certain executive officers that were implemented in March 1997. The Committee reviewed industry standards, increases in cost of living and the Company's goal to approximate the median of competitive practices with respect to base salaries. The Company's policy is to pay executive officers a base salary with performance rewarded by a cash incentive bonus and stock option or restricted stock awards after a review of all indices of performance and the Chief Executive Officer's evaluation of individual performance contributions during the year.

     Annual incentive bonuses for 1997 were awarded by the Committee to the executive officers on February 23, 1998. Bonuses are awarded based on both the overall performance results of the Company relative to expectations and on individual overall contributions to 1997 results. Operating cash flow, reserve replacement and increases in reserve values are primary performance measures providing the basis for determination of the size of incentive awards. Each year the Committee proposes threshold, target and distinguished performance goals for each measure. The process is designed to obtain achievement of performance goals based on measures for awards to be earned. Performance measures and goals are reevaluated annually, and in making an award, the Committee may reflect other relevant performance results as identified in the following paragraph.

     Due to the effects of uncontrollable factors in the oil and gas industry, such as oil and gas prices, an evaluation of Company performance based on only one or two measures may not provide a complete picture of overall Company performance. As a consequence, the Committee annually looks at other important indicators of performance, such as reserve growth, lease operating expenses, finding costs, administrative expenses, and returns to stockholders. Based on the results of these assessments and an evaluation by the Committee of individual executive performance, the Committee may adjust awards to reflect individual performance.

     Long-term incentives are an essential component of the Company's pay package for the top executives most accountable for the Company's strategic direction. At this time, stock options are the Company's primary long-term incentive reward vehicles. To reflect pay strategy objectives and competitive practices, the Committee has approved stock option grant ranges for use in determining awards. The grant ranges assume that stock options will be awarded annually, with an option price equal to the fair market value on the date of grant, and with incremental vesting restrictions.

     In addition to external considerations such as competitive practices, the Committee considers a number of factors in determining stock option awards, including Company success in achieving annual and strategic goals, assessment of executive contributions to the Company, the level of the executive's commitment to owning Company stock, and the expected future role and contribution of the executive to the overall success of the Company.

     In February 1997, the Committee granted stock options under the 1991 Stock Incentive Plan. These awards reflect the desire of the Committee to emphasize a long-term focus on shareholder value creation through significant opportunities for management to acquire and retain Company stock. 1997 stock options were awarded to the Named Executive Officers as follows: Mr. Shoup, 40,000 shares, Mr. Ritter, 30,000 shares, Mr. Johnson 7,500 shares, Mr. Finn, 20,000 shares and Mr. Simus, 30,000 shares. All such options are nonqualified stock options, have exercise prices equal to the fair market value of the Company's Common Stock on the date of grant and are subject to incremental vesting schedules.

1997 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     On February 24, 1997, the Committee approved an increase in Mr. Shoup's salary from $265,000 to $285,000 per annum. The Committee considered industry standards and the Company's goal to approximate the median of competitive practices with respect to base salaries. The Company's policy is to pay executive officers a base salary increased primarily as a matter of cost of living, with performance rewarded by incentive bonus and stock option or restricted stock awards after a review of all indices of performance, including the Company's substantial progress to date in becoming more active in exploration, acquisition and development activities, the Company's performance relative to expectations, and a desired pay target designed to reflect competitive practices.

     On February 23, 1998, the Committee awarded Mr. Shoup an annual incentive bonus for 1997 of $15,000. In considering this award, the Committee reviewed specific operational factors such as operating cash flow, reserve replacement and increases in reserve values. The Committee also considered other important performance considerations such as finding costs, lifting costs, administrative expenses and returns to stockholders.

IMPACT OF THE OMNIBUS BUDGET RECONCILIATION ACT OF 1993 (OBRA)

     The passage of OBRA has created a limitation on the deductibility of executive officer pay in excess of $1 million for any individual. The Committee does not foresee current compensation arrangements generating non-performance-based pay that exceeds this level, and it therefore has no immediate plans to modify the Company's compensation arrangements, except as described herein.

                             By the Compensation Committee:

                             Jon L. Mosle, Jr., Chairman
                             Howard G. Hamilton
                             C. Frayer Kimball, III
                             A. W. Schenck, III

     The following graph compares yearly percentage change in the cumulative total return on the Company's Common Stock during the five fiscal years ended December 31, 1997, with the cumulative total return of the Broad Market Index, which is an index of companies on the S&P 500 Index, and an index of peer companies selected by the Company.

                            STOCK PERFORMANCE GRAPH



                                         DECEMBER 31

                               1992    1993     1994     1995     1996     1997


     The Wiser Oil Company    $ 100  $130.43  $108.90  $ 94.44  $156.76  $112.94
     Peer Group Index           100    89.80    85.85    99.19   143.51   143.48
     Broad Market Index         100   110.08   111.54   153.45   188.69   251.64

     Companies in the peer group are as follows: American Exploration Company, Equity Oil Company, Forest Oil Corporation, Plains Resources, Incorporated, Swift Energy Company, Tom Brown, Inc., and XCL Ltd. The Stock Performance Graph and calculations were provided to the Company by Media General Financial Services. The graph and calculations assume $100 invested at the closing sale price on December 31, 1992, and reinvestment of dividends.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The only shareholders known to the Company to own beneficially more than 5% of the Company's Common Stock outstanding as of March 1, 1998 were:

                                                     Number of Shares
Name and Address                                     Beneficially Owned    Percent of Class
----------------                                    -------------------    -----------------
     Dimensional Fund Advisors Inc.                       557,075(1)              6.22%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, California 90401

     Morgan Stanley, Dean Witter, Discover & Co.          542,000(2)              6.06%
     1585 Broadway
     New York, New York 10036, and
     Dean Witter InterCapital Inc.
     Two World Trade Center
     New York, New York 10048
-----------------------------------------------

     (1) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 557,075 shares of the Company's Common Stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional and its officers have sole voting and investment power with respect to all such shares. The foregoing information was obtained from Dimensional and from a Schedule 13G dated February 9, 1998 filed by Dimensional with the Commission.

     (1) Morgan Stanley, Dean Witter, Discover & Co. and Dean Witter InterCapital Inc., both registered investment advisors, are deemed to have beneficial ownership of 542,000 shares of the Company's Common Stock as of December 31, 1997. The shares are held in accounts managed on a discretionary basis by Dean Witter InterCapital Inc., a wholly owned subsidiary of Morgan Stanley, Dean Witter, Discover & Co., which accounts are known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such securities. No such account holds more than 5 percent of the class. The foregoing information was obtained from Morgan Stanley, Dean Witter, Discover & Co. and Dean Witter InterCapital Inc. and from a
         Schedule 13G dated February 13, 1998 filed by Morgan Stanley, Dean Witter, Discover & Co. and Dean Witter InterCapital Inc. with the Commission.

     The following table sets forth as of March 1, 1998, unless otherwise indicated, the beneficial ownership of Common Stock of the Company by each Director of the Company, including the current nominees, each Named Executive Officer listed in the Summary Compensation Table included elsewhere in this Proxy Statement and all Directors and executive officers as a group. The numbers of shares indicated as being beneficially owned by the persons and group listed in the following table are based on information furnished to the Company by the Directors and executive officers. Unless otherwise indicated in the footnotes below, each individual and the members of the group have sole voting and investment power with respect to the shares indicated as being owned by them.

                                               Number of
                                          -------------------
                                          Shares Beneficially   Percent
     Name                                        Owned         of Class
     ----                                 -------------------  ---------

     DIRECTORS

     John W. Cushing, III                      9,931 (1)(2)        *
     P. D. Neuenschwander                     37,160 (1)(2)        *
     Andrew J. Shoup, Jr.                    317,500 (3)         3.48%
     Howard G. Hamilton                       46,936 (1)(2)        *
     C. Frayer Kimball, III                   18,083 (1)(4)        *
     A. W. Schenck, III                        9,040 (2)           *
     Jon L. Mosle, Jr.                        16,200 (1)(2)        *
     Lorne H. Larson                           7,500 (2)           *

     NAMED EXECUTIVE OFFICERS (EXCLUDING
      ANY DIRECTOR NAMED ABOVE)

     A. Wayne Ritter                         206,250 (5)         2.26%
     Kent E. Johnson                         102,875 (6)         1.13%
     Lawrence J. Finn                         98,500 (7)         1.08%
     Allan J. Simus                          102,500 (8)         1.12%

     GROUP

     All Directors and executive officers
      as a group (12 persons, including
      those named above)                     972,475 (1)(9)     10.65%

-----------------------------------------

        *  Less than 1%

      (1) Includes shares owned by spouses and children (Mr. Cushing, 665 shares; Mr. Neuenschwander, 600 shares; Mr. Hamilton, 33,500 shares; Mr. Kimball, 455 shares; Mr. Mosle, 5,000 shares; and all Directors and executive officers as a group, 40,220 shares), as to which, in each case, the Directors and executive officers disclaim beneficial ownership.

      (2) Includes, for each such person, 6,500 shares covered by presently exercisable stock options under the 1991 Non-Employee Directors' Stock Option Plan.

      (3) Includes 297,500 shares covered by presently exercisable stock options under the 1991 Stock Incentive Plan.

      (4) Includes 5,750 shares covered by presently exercisable stock options under the 1991 Non-Employee Directors' Stock Option Plan.

      (5) Includes 201,250 shares covered by presently exercisable stock options under the 1991 Stock Incentive Plan.

      (6) Includes 101,875 shares covered by presently exercisable stock options under the 1991 Stock Incentive Plan.

      (7) Includes 90,500 shares covered by presently exercisable stock options under the 1991 Stock Incentive Plan.

      (8) Includes 98,500 shares covered by presently exercisable stock options under the 1991 Stock Incentive Plan.

      (9) Includes an aggregate of 834,375 shares covered by presently exercisable stock options held by Directors and executive officers.

      Under the proxy rules of the Commission, a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered a beneficial owner of the security. Voting power includes the power to vote or direct the voting of shares and investment power includes the power to dispose or direct the disposition of shares. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered as beneficially owned under the proxy rules.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen & Co. as independent auditors to audit the books and accounts of the Company for the year ending December 31, 1998. Representatives of Arthur Andersen & Co. are expected to be present at the Annual Meeting with an opportunity to make a statement and respond to appropriate questions addressed to them.

                           EXPENSES OF SOLICITATION

     The costs and expenses of preparing and mailing this proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, the officers and regular employees of the Company (who will receive no special compensation therefor) may solicit proxies by telephone, telegraph or personal interview. The Company will request brokerage houses and other nominees or fiduciaries to forward copies of its proxy material to beneficial owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so.

                            STOCKHOLDERS' PROPOSALS

     In order for stockholder proposals to be included in the Company's Proxy Statement for the next Annual Meeting of Stockholders, tentatively scheduled to be held on May 17, 1999, they must be received at the principal executive offices of The Wiser Oil Company, 8115 Preston Road, Suite 400, Dallas, Texas 75225, no later than the close of business on December 12, 1998.

                                 OTHER MATTERS

     The Board of Directors does not intend to bring any other matters before the Annual Meeting and does not know of any matter which anyone else proposes to present for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy, or their duly constituted substitutes acting at the Annual Meeting, will be deemed to be authorized to vote or otherwise act thereon in accordance with their judgment.



                       By Order of the Board of Directors



                               Lawrence J. Finn,
                              Assistant Secretary


Dallas, Texas
April 7, 1998


     A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED HEREBY UPON WRITTEN REQUEST DIRECTED TO VIRGINIA L. CLEVELAND, THE WISER OIL COMPANY, 8115 PRESTON ROAD, SUITE 400, DALLAS, TEXAS 75225.

THE WISER OIL COMPANY

Annual Meeting of Stockholders               THIS PROXY IS SOLICITED
To Be Held May 18, 1998                      ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of The Wiser Oil Company (the "Company") hereby constitutes and appoints A. Wayne Ritter, Lawrence J. Finn and Mark A. Kirk, and each of them acting individually, as the attorneys and proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held Monday, May 18, 1998, at 4:00 p.m., at the Park City Club, 5956 Sherry Lane, 17th Floor, Dallas, Texas, and any adjournment thereof, and if then personally present to vote thereat all the shares of common stock of the Company held of record by the undersigned on March 27, 1998 as follows, and in the discretion of the proxies on all other matters properly coming before the meeting or any adjournment thereof.

(1)  In the election of Directors for a term of three years expiring in 2001:

     ( )  FOR all nominees listed      ( )  WITHHOLD AUTHORITY to
          below (except as marked           vote for all nominees listed
          to the contrary below)            below

          Jon L. Mosle, Jr. and A. W. Shenck, III

     INSTRUCTION:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S)
                    WRITE THE NAME(S) OF SUCH NOMINEE(S) ON THE LINE PROVIDED
                    BELOW:


--------------------------------------------------------------------------------


(2)  To transact such other business as may properly come before the meeting.

Please complete, date and sign this Proxy Card on the reverse side and return it promptly in the enclosed business reply envelope.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN, OR, IF NO DIRECTION IS GIVEN, FOR THE ELECTION OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS. A VOTE FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE INCLUDES DISCRETIONARY AUTHORITY TO VOTE FOR A SUBSTITUTE IF ANY OF THE NOMINEES LISTED BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE. THE PROXIES WILL VOTE IN THEIR SOLE DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

     The undersigned hereby revokes all previous proxies for such Annual Meeting, hereby acknowledges receipt of the Notice of such Annual Meeting and the Proxy Statement furnished therewith, and hereby ratifies all that the said attorneys and proxies may do by virtue hereof.

                            Date ________________________________________, 1998

                            ---------------------------------------------

                            ---------------------------------------------

                            Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please give your full title as such. For joint accounts, each joint owner should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.